Exhibit 99.2

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

among

SONUS NETWORKS, INC.

AND

THE OEP STOCKHOLDERS

Dated as of October 27, 2017

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of October 27, 2017, is by and among Sonus Networks, Inc., a Delaware corporation (the “Company”), Heritage PE (OEP) II, L.P., a Cayman Islands exempted limited partnership (“OEP II”), and Heritage PE (OEP) III, L.P., a Cayman Islands exempted limited partnership (together with OEP II, the “OEP Stockholders”), and any other stockholder who from time to time becomes a party to this Agreement by execution of a joinder agreement in the form of Exhibit A hereto (a “Joinder Agreement”) in accordance with Section 3.07 (collectively, the “Stockholders”).

WHEREAS, on the Closing Date, the Company will issue Shares to the OEP Stockholders pursuant to the Merger Agreement (as defined below);

NOW, THEREFORE, the parties hereby agree as follows:

ARTICLE I

GENERAL PROVISIONS

SECTION 1.01     Defined Terms.  (a) Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement.  In this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any specified Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with the specified Person, including if the specified Person is a private equity fund, (i) any general partner of the specified Person and (ii) any investment fund now or hereafter managed by, or which is controlled by or is under common control with, one or more general partners of the specified Person; provided, however, that, for purposes of this Agreement, (A) neither the Company nor any of its Subsidiaries shall be deemed to be an Affiliate of the OEP Stockholders,  (B) no OEP Stockholder shall be deemed to be an Affiliate of the Company or any of its Subsidiaries, and (C) each OEP Stockholder shall be deemed to be an Affiliate of each other OEP Stockholder.  For the purposes of this definition, “control” (including, with its correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct, or cause the direction of the management and policies of such Person, whether through the ownership of securities, by contract or otherwise.

“Beneficial Ownership” by a Person of any securities means that such Person is a beneficial owner of such securities in accordance with Rule 13d-3 adopted by the Commission under the Exchange Act.  The term “Beneficially Own” shall have a correlative meaning.

“Blackout Period” means (i) the period of any lock-up period that may apply to the Stockholders participating in the registration pursuant to which such Stockholders are not permitted to trade or (ii) in the event that the Board determines in good faith and in its reasonable judgment that the registration would reasonably be expected to materially and adversely affect or materially interfere with any bona fide material financing of the Company or any material transaction (including an acquisition, disposition or recapitalization or change in senior management) involving the Company that is under consideration by the Company, a period of up to 100 days from the date such deferral commenced; provided such period shall end upon the earlier to occur of (1) the expiration of the 100-day period and (2) upon (x) the filing by the Company of a Form 8-K with respect to such financing or transaction or (y) the cessation of consideration of such financing or transaction by the Company, as reasonably determined by the Company.

“Board” means the board of directors of the Company.

“Commission” means the United States Securities and Exchange Commission or any successor agency.

“Company Equity Securities” means the Shares and any other equity securities of the Company.

“equity security” shall have the meaning given to such term in Rule 405 under the Securities Act.

“Merger Agreement” means the Agreement and Plan of Merger by and among GENBAND Holdings Company, Sonus Networks, Inc., the Company and the other parties thereto, dated as of May 22, 2017.

“Permitted Transferee” means any Transferee in any Transfer of Shares, where such Transfer of such Shares to such Transferee does not constitute a breach or violation of the Stockholders Agreement by the Transferor.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, government (or agency or political subdivision thereof) or any other entity or group (as defined in Section 13(d) of the Exchange Act).

“Public Offering” means an offering of Company Equity Securities pursuant to an effective registration statement under the Securities Act.

“Registrable Amount” means Registrable Securities representing 2.5% of the Shares outstanding.

“Registrable Securities” means any Shares held by the Stockholders and any other securities issued or issuable with respect to any Share held by a Stockholder, including by way of merger, exchange or similar event. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities of a Stockholder when (i) a registration statement registering the offer and sale of such securities under the Securities Act has been declared effective and such securities have been sold or otherwise Transferred by the holder thereof pursuant to such effective registration statement or (ii) such securities have been sold, or are capable of being sold, by such Stockholder in accordance with Rule 144 (or any successor provision) promulgated under the Securities Act without the restriction as to the number of securities that can be sold during any time period.

“Securities Act” means the Securities Act of 1933 and the rules and regulations thereunder.

“Stockholders Agreement” means the Principal Stockholders Agreement, dated as of the date hereof, among the Company and the OEP Stockholders.

“Shares” means shares of common stock, par value $0.0001 per share, of the Company.

“Transfer” means any direct or indirect transfer, donation, sale, assignment, pledge, hypothecation, grant of a security interest in or other disposal or attempted disposal (whether by merger, consolidation or otherwise by operation of law) of all or any portion of a security, any interest or rights in a security, or any rights under the Stockholders Agreement; provided, however, that any Transfer of equity securities of any Person, including as a result of a change of control of such Person, that Beneficially Owns any equity securities of any OEP Stockholder shall not, by itself, be deemed a Transfer of Shares for the purposes of this Agreement, unless the equity securities of any OEP Stockholder constitute such Person’s primary asset or such Person was formed in contemplation of such Transfer.

“Transferee” means a Person acquiring Company Equity Securities through a Transfer.

“Transferor” means a Person Transferring any Company Equity Securities.

“Underwritten Offering” means a sale of securities of the Company to an underwriter or underwriters for reoffering to the public.

(b)           Each of the following terms is defined in the Section listed opposite such term:

Term	Section
Agreement	Preamble
Company	Preamble
Demand	Section 2.01(a)
Demand Participating Stockholders	Section 2.01(b)
Demand Registration	Section 2.01(a)
Demand Right Holders	Section 2.01(a)
Final Prospectus Filing Date	Section 2.05
Form S-3	Section 2.03(a)
Free Writing Prospectus	Section 2.06(a)(iv)
Joinder Agreement	Preamble
Marketed Underwritten Shelf Offering	Section 2.03(e)
Maximum Amount	Section 2.01(g)
OEP II	Preamble
OEP Stockholders	Preamble
Other Demand Rights	Section 2.02(b)
Other Demanding Sellers	Section 2.02(b)
Piggyback Notice	Section 2.02(a)
Piggyback Registration	Section 2.02(a)
Piggyback Seller	Section 2.02(a)

Registration Expenses	Section 2.07
Requested Information	Section 2.06(d)
Requesting Stockholders	Section 2.01(a)
Selling Holders	Section 2.06(a)(i)
Shelf Notice	Section 2.03(a)
Shelf Offering	Section 2.03(e)
Shelf Registration Statement	Section 2.03(a)
Stockholders	Preamble
Take-Down Notice	Section 2.03(e)

SECTION 1.02     Interpretation.  Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement: (a) “either” and “or” are not exclusive and “include,” “includes” and “including” are not limiting; (b) “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (c) “date of this Agreement” refers to the date set forth in the initial caption of this Agreement; (d) “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if”; (e) the headings and table of contents included herein are included for convenience only and shall not affect in any way the meaning or interpretation of this Agreement or any provision hereof; (f) definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (g) references to a contract or agreement mean such contract or agreement as amended or otherwise supplemented or modified from time to time; (h) references to a Person are also to its permitted successors and assigns; (i) references to an “Article,” “Section,” or “Exhibit” refer to an Article or Section of, or an Exhibit to, this Agreement; (j) references to “$” or otherwise to dollar amounts refer to the lawful currency of the United States; and (k) references to a federal, state, local or foreign law include any rules, regulations and delegated legislation issued thereunder.  The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party hereto.  No summary of this Agreement prepared by any party shall affect the meaning or interpretation of this Agreement.  If any date on which a party is required to make a payment or a delivery pursuant to the terms hereof is not a Business Day, then such party shall make such payment or delivery on the next succeeding Business Day.  Time shall be of the essence in this Agreement.

SECTION 1.03     Effectiveness.  This Agreement, and all rights and obligations hereunder, shall become effective upon the Closing Date.  Upon any termination of the Merger Agreement prior to the Closing Date, this Agreement shall terminate automatically and shall be of no force or effect.

ARTICLE II

REGISTRATION RIGHTS

SECTION 2.01     Demand Registration.  (a) Registration. Subject to the terms hereof and of the Stockholders Agreement, at any time after the 180th day following the Closing Date, any Stockholder or group of Stockholders holding at least 2.5% of the outstanding Shares

(collectively, the “Demand Right Holders”) shall be entitled to make a written request of the Company (a “Demand” and any Demand Right Holders that makes such written request, the “Requesting Stockholders”) for registration under the Securities Act of an amount equal to or greater than the Registrable Amount (a “Demand Registration”) and thereupon the Company will, subject to the terms of this Agreement, use its reasonable best efforts to effect, as promptly as reasonably practicable, the registration under the Securities Act of:

(i)            the Registrable Securities which the Company has been so requested to register by the Requesting Stockholders for disposition in accordance with the intended method of disposition stated in such Demand;

(ii)           all other Registrable Securities which the Company has been requested to register pursuant to Section 2.01(b), but subject to Section 2.01(g); and

(iii)          all Shares which the Company may elect to register in connection with any offering of Registrable Securities pursuant to this Section 2.01, but subject to Section 2.01(g);

all to the extent necessary to permit the disposition (in accordance with the intended distribution methods in such request) of the Registrable Securities and the additional Shares, if any, to be so registered.

(b)           Demands; Demand Participation. A Demand shall specify: (i) the aggregate number of Registrable Securities requested to be registered in such Demand Registration, (ii) the intended method of disposition in connection with such Demand Registration, to the extent then known, and (iii) the identity of the Requesting Stockholder(s). Within five Business Days after receipt of a Demand, the Company shall give written notice of such Demand to each other Stockholder that holds any Registrable Securities. Subject to Section 2.01(g), the Company shall include in such registration all Registrable Securities with respect to which the Company has received a written request for inclusion therein within ten Business Days after the Company’s notice required by this paragraph has been given (such participating Stockholders, the “Demand Participating Stockholders”). Such written notice shall include the same information included in the written request of the Requesting Stockholder(s) delivered pursuant to this Section 2.01(b).

(c)           Number of Demands. The Demand Right Holders (collectively) shall be entitled to unlimited Demand Registrations during the term of this Agreement.

(d)           Effective Registration Statement. A Demand Registration shall not be deemed to have been effected and shall not count as a Demand (i) unless a registration statement with respect thereto has become effective and has remained effective for a period of at least 120 days (or two years in the case of a Shelf Registration Statement) or such shorter period in which all Registrable Securities included in such registration statement have actually been sold thereunder (provided that such period shall be extended for a period of time equal to the period the holder of Registrable Securities refrains from selling any securities included in the effective registration statement at the request of the Company or the lead or co-managing underwriter(s) pursuant to the provisions of this Agreement), (ii) if, after it has become effective, but before any of the circumstances in clause (i) are satisfied, such registration statement becomes subject to any stop order, injunction or other order or requirement of the Commission or other Governmental Authority for any reason, or (iii) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration statement are not satisfied, other than by reason of some act or omission by such Requesting Stockholders.

(e)           Registration Statement Form. Demand Registrations shall be on such appropriate registration form of the Commission as shall be selected by the Company and shall be reasonably acceptable to the Requesting Stockholder.

(f)            Restrictions on Demand Registrations. The Company shall not be obligated to (i) maintain the effectiveness of a registration statement under the Securities Act, filed pursuant to a Demand Registration, for a period longer than 120 days (or, in the case of a Shelf Registration Statement, two years), or (ii) effect any Demand Registration (A) within 90 days of a “firm commitment” underwritten registration in which all Stockholders holding a Registrable Amount were given piggyback rights pursuant to Section 2.02 (subject to Section 2.02(b)) and at least 80% of the number of Registrable Securities requested by such Stockholders to be included in such registration statement were included, (B) within three months of any other Demand Registration, or (C) if, in the Company’s reasonable judgment, it is not feasible for the Company to proceed with the Demand Registration because of the unavailability of audited financial statements. In addition, the Company shall be entitled to postpone the filing of a registration statement or the facilitation of a registered offering (upon written notice to all Stockholders) in the event of a Blackout Period until the expiration of the applicable Blackout Period. The Company may not postpone the filing of a registration statement or the facilitation of a registered offering more than twice in any period of 12 consecutive months, except if required by Applicable Law; provided that if the Company has previously postponed the filing of a registration statement or the facilitation of a registered offering, the Company may not again postpone the effectiveness of such registration statement until 30 days after the expiration of the previous postponement. If the Company postpones the filing or effectiveness of a registration statement for a Demand Registration, the holders of a majority of Registrable Securities held by the Requesting Stockholder(s) shall have the right to withdraw such Demand in accordance with Section 2.04.

(g)           Participation in Demand Registrations. The Company shall not include any securities other than Registrable Securities in a Demand Registration, except (i) for Shares that the Company proposes to sell for its own account and (ii) with the written consent (such consent not to be unreasonably withheld, delayed or conditioned) of Stockholders participating in such Demand Registration that hold a majority of the Registrable Securities in such Demand Registration. If, in connection with a Demand Registration, the lead managing or co-managing underwriter(s) advise(s) the Company, in writing, that, in its opinion, the inclusion of all of the securities, including securities of the Company that are not Registrable Securities, sought to be registered in connection with such Demand Registration would adversely affect the distribution of the Registrable Securities sought to be sold pursuant thereto, then the Company shall include in such registration statement only such securities as the Company is advised by such underwriter(s) can be sold without such adverse effect (the “Maximum Amount”) as follows and in the following order of priority:

(i)            first, the number of Registrable Securities requested to be included in such registration by the Requesting Stockholders up to the Maximum Amount, allocated pro rata among such Requesting Stockholders requesting such registration on the basis of the number of such securities requested to be included by such Stockholders;

(ii)           second, Shares that the Company proposes to sell which, taken together with the Registrable Securities under clause (i) above, do not exceed the Maximum Amount; and

(iii)          third, all other securities of the Company duly requested to be included in such registration statement, pro rata on the basis of the amount of such other securities requested to be included or such other method determined by the Company, to the extent, when taken together with clause (i) and (ii) such number of securities does not exceed the Maximum Amount.

(h)           Selection of Underwriters. In connection with a Demand Registration, the Requesting Stockholder(s) may elect to have Registrable Securities sold in an Underwritten Offering. Anytime that a Demand Registration involves an Underwritten Offering, the Requesting Stockholder(s) may select the investment banker or investment bankers and managers that will serve as lead and co-managing underwriters with respect to the offering of such Registrable Securities, subject to the prior written consent of the Company, which consent shall not be unreasonably withheld, delayed or conditioned. In connection with any Underwritten Offering under this Section 2.01, each Demand Participating Stockholder shall be obligated to accept the terms of the underwriting as agreed upon between the Requesting Stockholder(s) and the lead or co-managing underwriters on terms no less favorable to such Demand Participating Stockholders than the Requesting Stockholders(s). In the event of a disagreement among the Requesting Stockholders, the decision of the Stockholder(s) holding a majority of the Registrable Securities shall govern for purposes of this Section 2.01(h).

(i)            Demand Withdrawal. The Requesting Stockholder or the Requesting Stockholders (with the consent of the Requesting Stockholder(s) holding a majority of the Registrable Securities), as the case may be, shall have the right to withdraw a Demand in accordance with Section 2.04.

SECTION 2.02     Piggyback Rights.  (a) Subject to the terms and conditions hereof and the Stockholders Agreement, whenever the Company proposes to register any of its securities under the Securities Act (other than a registration by the Company (i) on a registration statement on Form S-4 or any successor form, a registration statement on Form S-8 or any successor form or (ii) pursuant to Section 2.01 or 2.03) (a “Piggyback Registration”), the Company shall give the Stockholders prompt written notice thereof (but not less than ten Business Days prior to the filing by the Company with the Commission of any registration statement with respect thereto). Such notice (a “Piggyback Notice”) shall specify, at a minimum, the number of securities proposed to be registered, the proposed date of filing of such registration statement with the Commission, the proposed means of distribution, the proposed lead or co-managing underwriter(s) (if any and if known), and a good faith estimate by the Company of the proposed minimum offering price of such securities. Upon the written request of a Stockholder (a “Piggyback Seller”) (which written request shall specify the number of Registrable Securities then presently intended to be disposed of by such Stockholder) given within ten days after such Piggyback Notice is sent to such Stockholder, the Company, subject to the terms and conditions of this Agreement, shall use its reasonable best efforts to cause all such Registrable Securities held by Stockholders with respect to which the Company has received such written requests for inclusion to be included in such Piggyback Registration on the same terms and conditions as the Company’s securities being sold in such Piggyback Registration.

(b)           Priority on Piggyback Registrations. If, in connection with a Piggyback Registration, the lead or co-managing underwriter(s) advise(s) the Company, in writing, that, in its opinion, the inclusion of all the securities sought to be included in such Piggyback Registration by the Company, by others who have sought to have Registrable Securities registered pursuant to any rights to demand registration (other than pursuant to so called “piggyback” or other incidental or participation registration rights described herein) (such demand rights being “Other Demand Rights” and such Persons being “Other Demanding Sellers”), by the Piggyback Sellers and by any other proposed sellers, as the case may be, would adversely affect the distribution of the securities sought to be sold pursuant thereto, then the Company shall include in the registration statement applicable to such Piggyback Registration only such securities as the Company is so advised by such lead or co-managing underwriter(s) can be sold without such an effect, as follows and in the following order of priority:

(i)            if the Piggyback Registration is in connection with an offering for the Company’s own account, then (A) first, such number of securities to be sold by the Company as the Company, in its reasonable judgment and acting in good faith and in accordance with sound financial practice, shall have determined, (B) second, Registrable Securities of Piggyback Sellers, pro rata on the basis of the amount of such Registrable Securities sought to be registered by such Piggyback Sellers, (C) third, other Shares of the Company sought to be registered by the Other Demanding Sellers and (D) fourth, other shares held by any other proposed sellers; and

(ii)           if the Piggyback Registration relates to an offering other than for the Company’s own account, then (A) first, such number of Registrable Securities sought to be registered by each Other Demanding Seller, pro rata in proportion to the number of securities sought to be registered by all such Other Demanding Sellers, (B) second, Registrable Securities of Piggyback Sellers pro rata on the basis of the amount of such Registrable Securities sought to be registered by such Piggyback Sellers, (C) third, Shares to be sold by the Company and (D) fourth, other shares of the Company held by any other proposed sellers.

(c)           Terms of Underwriting. In connection with any offering under this Section 2.02 involving an underwriting for the Company’s account, the Company shall not be required to include a holder’s Registrable Securities in the underwritten offering if, after the Company consults with such holder and considers such holder’s positions in good faith, such holder refuses to agree to the terms of the underwriting as agreed upon between the Company and the lead or co-managing underwriter(s) whether secured by the Company or otherwise.

(d)           Withdrawal by the Company. If, at any time after giving written notice of its intention to register any of its securities as set forth in this Section 2.02 and prior to the time the registration statement filed in connection with such registration is declared effective, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each Stockholder and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such particular withdrawn or abandoned registration (but not from its obligation to pay the Registration Expenses in connection therewith as provided herein); provided that any participating Demand Right Holders may continue the registration as a Demand Registration pursuant to Section 2.01.

SECTION 2.03     Shelf Registration.  (a) Subject to the terms hereof and of the Stockholders Agreement, in connection with a Demand Registration, subject to Section 2.03(d), and further subject to the availability of a registration statement on Form S-3 or any successor form (“Form S-3”) to the Company, the Requesting Stockholder(s) making the Demand may by written notice delivered to the Company (the “Shelf Notice”) require the Company to file as soon as practicable (but no later than 45 days after the date the Shelf Notice is delivered and no earlier than the 180th day following the Closing Date), and to use reasonable best efforts to cause to be declared effective by the Commission as soon as practicable, a Form S-3 providing for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act relating to the offer and sale, from time to time, of the Registrable Securities Beneficially Owned by such Requesting Stockholder(s) and the other Stockholders holding any Registrable Securities who elect to participate therein as provided in Section 2.03(b) in accordance with the plan and method of distribution set forth in the prospectus included in such Form S-3 (the “Shelf Registration Statement”). In the event of a disagreement among the Requesting Stockholders, the decision of the Stockholder(s) holding a majority of the Registrable Securities shall govern for purposes of this Section 2.03(a).

(b)           Within five Business Days after receipt of a Shelf Notice pursuant to Section 2.03(a), the Company will deliver written notice thereof to each Stockholder holding any Registrable Securities. Each Stockholder may elect to participate in the Shelf Registration Statement in accordance with the plan and method of distribution set forth in such Shelf Registration Statement by delivering to the Company a written request to so participate within ten Business Days after the Shelf Notice is given to any such Stockholders.

(c)           Subject to Section 2.03(d), the Company will use reasonable best efforts to keep the Shelf Registration Statement continuously effective until the earlier of (i) two years after the Shelf Registration Statement has been declared effective and (ii) the date on which all Registrable Securities covered by the Shelf Registration Statement have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in the Shelf Registration Statement, or otherwise.

(d)           The Company shall be entitled, from time to time, by providing written notice to the Stockholders who elected to participate in the Shelf Registration Statement, to require such Stockholders to suspend the use of the prospectus for sales of Registrable Securities under the Shelf Registration Statement for any Blackout Period. Immediately upon receipt of such notice, the Stockholders covered by the Shelf Registration Statement shall suspend the use of the prospectus until the requisite changes to the prospectus have been made as required below. After the expiration of any Blackout Period and without any further request from a Stockholder, the Company shall as promptly as reasonably practicable prepare a post-effective amendment or supplement to the Shelf Registration Statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to be stated in order to make the statements made, in light of the circumstances under which they were made, not misleading.

(e)           At any time that a Shelf Registration Statement is effective, if any Demand Right Holder delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to sell all or part of its Registrable Securities included by it on the Shelf Registration Statement in an Underwritten Offering (a “Shelf Offering”), then, the Company shall as promptly as reasonably practicable amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Offering (taking into account, solely in connection with a Marketed Underwritten Shelf Offering (as defined below), the inclusion of Registrable Securities by any other holders pursuant to this Section 2.03(e)). In connection with any Shelf Offering that is an Underwritten Offering and where the plan of distribution set forth in the applicable Take-Down Notice includes a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the Company and the underwriters (a “Marketed Underwritten Shelf Offering”):

(i)            the Company shall forward the Take-Down Notice to all other holders of Registrable Securities included on the Shelf Registration Statement and the Company and such proposing Demand Right Holder shall permit each such holder to include its Registrable Securities included on the Shelf Registration Statement in the Marketed Underwritten Shelf Offering if such holder notifies the proposing Demand Right Holder and the Company within five Business Days after delivery of the Take-Down Notice to such holder; and

(ii)           if the lead or co-managing underwriter(s) advises the Company and the proposing Demand Right Holder that, in its opinion, the inclusion of all of the securities sought to be sold in connection with such Marketed Underwritten Shelf Offering would adversely affect the distribution thereof, then there shall be included in such Marketed Underwritten Shelf Offering only such securities as the proposing Demand Right Holder is advised by such lead or co-managing underwriter(s) can be sold without such adverse effect, and such number of Registrable Securities shall be allocated in the same manner as described in Section 2.01(g). Except as otherwise expressly specified in this Section 2.03, any Marketed Underwritten Shelf Offering shall be subject to the same requirements, limitations and other provisions of this Article II as would be applicable to a Demand Registration (i.e., as if such Marketed Underwritten Shelf Offering were a Demand Registration), including Section 2.01(f) and Section 2.01(g).

Notwithstanding anything in this Section 2.03 to the contrary, the Company shall not be required to participate in more than two Marketed Underwritten Shelf Offerings per fiscal year.

SECTION 2.04     Withdrawal Rights.  Any Stockholder having notified or directed the Company to include any or all of its Registrable Securities in a registration statement under the Securities Act shall have the right to withdraw any such notice or direction with respect to any or all of the Registrable Securities designated by it for registration by giving written notice to such effect to the Company prior to the effective date of such registration statement. In the event of any such withdrawal, the Company shall not include such Registrable Securities in the applicable registration and such Registrable Securities shall continue to be Registrable Securities for all purposes of this Agreement. No such withdrawal shall affect the obligations of the Company with respect to the Registrable Securities not so withdrawn; provided, however, that in the case of a Demand Registration, if such withdrawal shall reduce the number of Registrable Securities sought to be included in such registration below the Registrable Amount, then the Company shall as promptly as practicable give each holder of Registrable Securities sought to be registered notice to such effect and, within ten Business Days following the mailing of such notice, such holder of Registrable Securities still seeking registration shall, by written notice to the Company, elect to register additional Registrable Securities, when taken together with elections to register Registrable Securities by its Affiliates, to satisfy the Registrable Amount or elect that such registration statement not be filed or, if theretofore filed, be withdrawn. During such ten Business Day period, the Company shall not file such registration statement or, if such registration statement has already been filed, the Company shall not seek, and shall use reasonable best efforts to prevent, the effectiveness thereof. Any registration statement withdrawn or not filed (a) in accordance with an election by the Company, (b) in accordance with an election by the Requesting Stockholder in the case of a Demand Registration or with respect to a Shelf Registration Statement or (c) in accordance with an election by the Company subsequent to the effectiveness of the applicable Demand registration statement because any post-effective amendment or supplement to the applicable Demand registration statement contains information regarding the Company which the Company deems adverse to the Company, shall not be counted as a Demand.

SECTION 2.05     Lock-up Agreements.  In connection with any Underwritten Offering, each Stockholder agrees to enter into customary agreements to not effect any public sale or distribution (including sales pursuant to Rule 144) of Company Equity Securities (a) for a Public Offering (other than a Demand Registration or Piggyback Registration), during the period between the date specified by the Company to such Stockholder in its notice of intention to commence a Public Offering (such date to be the Company’s best estimate as to the date that is 10 days prior to the date of the filing of the “final” prospectus or “final” prospectus supplement if the Underwritten Offering is made pursuant to a Shelf Registration Statement, the “Final Prospectus Filing Date”) and 120 days following the Final Prospectus Filing Date or (b) for a Demand Registration or Piggyback Registration, during the period between the date specified by the Company to such Stockholder in its notice of intention to commence an Underwritten Offering (such date to be the Company’s best estimate as to the date that is 10 days prior to the Final Prospectus Filing Date) and 90 days following the Final Prospectus Filing Date. For the avoidance of doubt, the lock-up restrictions pursuant to any underwriting agreement to be entered into with the underwriters shall not exceed the time limits on the lock-up restrictions set forth herein without the written consent (such consent not to be unreasonably withheld, delayed or conditioned) of each Demand Right Holder. The Company also shall cause its executive officers and directors (and managers, if applicable) and shall use its reasonable best efforts to cause other holders of Shares who Beneficially Own any of the Shares participating in such offering (including the Company, if applicable), to enter into lockup agreements that contain restrictions that are no less restrictive than the restrictions contained herein.  Notwithstanding anything in this Agreement to the contrary, no provision of this Agreement nor any other agreement between any of the OEP Stockholders or their Affiliates, on the one hand, and the Company or its subsidiaries, on the other, shall in any way restrict, prohibit or otherwise restrain JPMorgan Chase & Co. and its Affiliates from operating in the ordinary course business or engaging in their respective ordinary course business activities, whether through its investment banking division or otherwise.

SECTION 2.06     Registration Procedures.  (a) Registration. If and whenever the Company is required to use reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 2.01, 2.02, and 2.03, the Company shall as promptly as reasonably practicable:

(i)            prepare and file with the Commission a registration statement to effect such registration and thereafter use reasonable best efforts to cause such registration statement to become and remain effective, pursuant to the terms of this Agreement; provided, however, that the Company may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto; provided, further, however, that at least five Business Days prior to filing any registration statement or any amendments thereto, the Company will furnish to the counsel selected by the holders of Registrable Securities which are to be included in such registration (“Selling Holders”) copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel (such review to be conducted with reasonable promptness) and other documents reasonably requested by such counsel, including any comment letter from the Commission, and if reasonably requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such registration statement and each prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access upon reasonable notice during normal business hours to the Company’s books and records, officers, accountants and other advisors, so long as such access or request does not unreasonably disrupt the normal operations of the Company and its subsidiaries. The Company shall not file such registration statement or any amendments thereto if the Selling Holders shall in good faith reasonably object in writing to the filing of such documents, unless, in the good faith opinion of the Company, such filing is necessary to comply with Applicable Law; provided, however, that the Selling Holders shall (and shall cause their representatives to) keep confidential any such information that is not generally publicly available at the time of delivery of such information;

(ii)           prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary (A) to keep such registration statement effective, (B) to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement and (C) to not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to be stated in order to make the statements made, in light of the circumstances under which they were made, not misleading, until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by Selling Holders thereof set forth in such registration statement or the expiration of 120 days (or two years in the case of a Shelf Registration Statement) after such registration statement becomes effective;

(iii)          if requested by the lead or co-managing underwriters, if any, or the holders of a majority of the then outstanding Registrable Securities being sold in connection with an underwritten offering, as promptly as reasonably practicable include in a prospectus supplement or post-effective amendment such information as the lead or co-managing underwriters, if any, and such holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 2.06(a)(iii) that are not, in the good faith opinion of the Company, in compliance with Applicable Law;

(iv)          furnish to each Selling Holder and each underwriter, if any, of the securities being sold by such Selling Holder such number of conformed copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and each free writing prospectus (as defined in Rule 405 of the Securities Act) (a “Free Writing Prospectus”) utilized in connection therewith and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as such Selling Holder and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Selling Holder;

(v)           use reasonable best efforts to register or qualify or cooperate with the Selling Holders, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities covered by such registration statement under such other securities laws or blue sky laws of such jurisdictions as any Selling Holder and any underwriter of the securities being sold by such Selling Holder shall reasonably request and to keep each such registration or qualification (or exemption therefrom) effective during the period such registration statement is required to be kept effective hereunder, and take any other action which may be reasonably necessary or advisable to enable such Selling Holder and underwriter to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Selling Holder, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this subdivision (v), be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to file a general consent to service of process in any such jurisdiction;

(vi)          use reasonable best efforts to cause such Registrable Securities to be listed on each securities exchange on which the same securities issued by the Company are then listed;

(vii)         use reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Selling Holder(s) thereof to consummate the disposition of such Registrable Securities;

(viii)        use reasonable best efforts to provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

(ix)          make, in accordance with customary practice and upon reasonable notice during normal business hours, available for inspection by representatives of the Selling Holders, any underwriters and any counsel or accountant retained by the Selling Holders or underwriters all relevant financial and other records, pertinent corporate documents and properties of the Company and cause appropriate officers, managers, employees, outside counsel and accountants of the Company to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with their due diligence exercise, including through in-person meetings, but subject to the recipients of such information executing customary confidentiality agreements and to customary privilege constraints and so long as such access or request does not unreasonably disrupt the normal operations of the Company and its subsidiaries.

(x)           in connection with an Underwritten Offering, obtain for each Selling Holder and underwriter:

(A)          an opinion of counsel for the Company, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Selling Holder and underwriters,

(B)          a “comfort” letter (or, in the case of any such Person which does not satisfy the conditions for receipt of a “comfort” letter specified in Statement on Auditing Standards No. 72, an “agreed upon procedures” letter) signed by the independent public accountants who have certified the Company’s financial statements and, to the extent required, any other financial statements included in such registration statement, covering the matters customarily covered in “comfort” or “agreed upon procedures” letters in connection with underwritten offerings; and

(C)          to the extent requested and customary for the relevant transaction, enter into a securities sales agreement with the Selling Holders providing for, among other things, the appointment of a representative as agent for the Selling Holders for the purpose of soliciting purchases of shares, which agreement shall be customary in form, substance and scope and shall contain customary representations, warranties and covenants;

(xi)          as promptly as reasonably practicable notify, in writing, each Selling Holder and the underwriters, if any, of the following events:

(A)          the filing of the registration statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement or any Free Writing Prospectus utilized in connection therewith, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective;

(B)          any request by the Commission or any other U.S. or state-governmental authority for amendments or supplements to the registration statement or the prospectus or for additional information;

(C)          the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose; and

(D)          the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;

(xii)         notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the registration statement, the prospectus included in such registration statement or any document incorporated or deemed to be incorporated therein by reference, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to be stated in order to make the statements therein, not misleading, and, at the request of any Selling Holder, as promptly as reasonably practicable prepare and furnish to such Selling Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to be stated in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(xiii)        make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the registration statement and to prevent or obtain the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction as any Selling Holder and any underwriter of the securities being sold by such Selling Holder shall reasonably request at the earliest date reasonably practicable;

(xiv)        otherwise use reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to Selling Holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first day of the Company’s first full quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(xv)         cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority, Inc.;

(xvi)        prior to the date on which the pricing of the relevant offering is expected to occur, provide a CUSIP number for the Registrable Securities;

(xvii)       use its reasonable best efforts to assist Stockholders who made a request of the Company to provide for a third party “market maker” for the Shares; provided, however, that the Company shall not be required to serve as such “market maker”; and

(xviii)      have appropriate officers of the Company prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, and otherwise use its reasonable best efforts to cooperate as reasonably requested by the underwriters in the offering, marketing or selling of the Registrable Securities.

(b)           Agreements. Without limiting any of the foregoing, the Company agrees to, in connection with registration of any Registrable Securities under this Article II, enter into an underwriting agreement in form, scope and substance as is customary in underwritten offerings including indemnification provisions and procedures substantially to the effect set forth in Section 2.09 hereof with respect to all parties to be indemnified pursuant thereto. In connection with any offering of Registrable Securities registered pursuant to this Agreement, the Company shall (i) furnish to the underwriter, if any (or, if no underwriter, the sellers of such Registrable Securities), unlegended (unless otherwise required by Applicable Law) certificates representing ownership of the Registrable Securities being sold under the registration statement, in such denominations and registered in such names as requested by the lead or co-managing underwriters or sellers, (ii) make available to the Company’s transfer agent prior to the effectiveness of such registration statement a supply of such certificates and (iii) instruct any transfer agent and registrar of the Registrable Securities to release any stop transfer order with respect thereto.

(c)           Return of Prospectuses. Each Selling Holder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clauses (B) through (D) of Section 2.06(a)(xi) or in Section 2.06(a)(xii), such Selling Holder shall forthwith discontinue such Selling Holder’s disposition of Registrable Securities pursuant to the applicable registration statement and prospectus relating thereto until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.06(a)(xi) or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus and, if so directed by the Company, deliver to the Company, at the Company’s expense, all copies, other than permanent file copies, then in such Selling Holder’s possession of the prospectus current at the time of receipt of such notice relating to such Registrable Securities. If the Company shall give such notice, any applicable 120 day or two year period during which such registration statement must remain effective pursuant to this Agreement shall be extended by the number of days during the period from the date of giving of a notice regarding the happening of an event of the kind described in Section 2.06(a)(xi) or Section 2.06(a)(xii) to the date when all such Selling Holders shall receive such a supplemented or amended prospectus and such prospectus shall have been filed with the Commission.

(d)           Requested Information. Not less than five Business Days before the expected filing date of each registration statement pursuant to this Agreement, the Company shall notify each Selling Holder of the information, documents and instruments from such Selling Holder that the Company or any underwriter reasonably requests in connection with such registration statement, including to a questionnaire, custody agreement, power of attorney, lock-up letter and underwriting agreement (the “Requested Information”). If the Company has not received, on or before the second day before the expected filing date, the Requested Information from such Selling Holder, the Company may file the registration statement without including Registrable Securities of such Selling Holder. The failure to so include in any registration statement the Registrable Securities of a Selling Holder (with regard to that registration statement) shall not in and of itself result in any liability on the part of the Company to such Selling Holder.  In the event that, either immediately prior to or subsequent to the effectiveness of any registration statement, any Stockholder shall distribute Registrable Securities to its stockholders, partners or members, such Stockholder shall so advise the Company and provide such information as shall be necessary or advisable to permit an amendment to such registration statement or supplement to any prospectus to provide information with respect to such stockholders, partners or members, in their capacity as selling security holders (it being understood that no such distribution of any Shares may be effectuated following the pricing of an Underwritten Offering that includes such Shares). As soon as reasonably practicable following receipt of such information, the Company shall file an appropriate amendment to such registration statement or supplement to any prospectus reflecting the information so provided.

(e)           No Requirement to Participate. Neither the Company nor any Stockholder shall be required to participate in any Public Offering.

(f)            Rule 144. The Company covenants that it will use its reasonable best efforts to (i) file in a timely fashion the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if it is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available other information so long as necessary to permit sales in compliance with Rule 144 under the Securities Act), (ii) furnish to any holder of Registrable Securities, as promptly as reasonably practicable upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act and of the Exchange Act, and (iii) take such further reasonable action, to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

SECTION 2.07     Registration Expenses.  All expenses incident to the Company’s performance of, or compliance with, its obligations under this Agreement including (a) all registration and filing fees, all fees and expenses of compliance with securities and blue sky laws (including the reasonable and documented fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities pursuant to Section 2.06), (b) all printing and copying expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with the Depository Trust Company and of printing prospectuses as requested by any holder of Registrable Securities), (c) all messenger and delivery expenses, (d) all fees and expenses of the Company’s independent certified public accountants and counsel (including, with respect to “comfort” letters and opinions) and (e) all reasonable fees and disbursements of one single primary outside counsel and one outside local counsel for each jurisdiction that Registrable Securities shall be distributed for the holders thereof, which counsels shall be selected by the holders of a majority of the Registrable Securities being sold (collectively, the “Registration Expenses”) shall be borne by the Company. The Registration Expenses shall be borne by the Company regardless of whether or not any registration statement is filed or becomes effective. the Company will pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any annual audit and the expense of any liability insurance), the expenses and fees for listing the securities to be registered on each securities exchange and included in each established over-the-counter market on which similar securities issued by the Company are then listed or traded and any expenses of the Company incurred in connection with any “road show”. Each Selling Holder shall pay its pro rata portion (based on the number of Registrable Securities registered) of all underwriting discounts and commissions and transfer taxes, if any, relating to the sale of such Selling Holder’s Registrable Securities pursuant to any registration.

SECTION 2.08     Miscellaneous.  The Company may grant demand, piggyback or shelf registration rights to third parties, provided that the terms of such rights are not senior to and do not conflict with the rights granted to the holders of Registrable Securities hereunder without the prior written consent (such consent not to be unreasonably withheld, delayed or conditioned) of the OEP Stockholders.

SECTION 2.09     Indemnification.  (a) The Company shall indemnify and hold harmless each Selling Holder and their respective Affiliates, member, partners, directors, officers and employees and each Person, if any, who controls any Selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each of their respective representatives as follows:

(i)            against any and all losses, liabilities, claims, damages, judgments and reasonable expenses whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Registrable Securities were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all losses, liabilities, claims, damages, judgments and reasonable expenses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or of any other claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

(iii)          against any and all reasonable expense whatsoever, as incurred (including, subject to Section 2.09(c), fees and disbursements of counsel) incurred in investigating, preparing or defending against any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not such Person is a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity agreement does not apply to any Selling Holder with respect to any loss, liability, claim, damage, judgment or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission (A) made in reliance upon and in conformity with written information furnished to the Company by any Selling Holder expressly for use in a Registration Statement (or any amendment thereto) or any related prospectus (or any amendment or supplement thereto) or (B) if such untrue statement or omission or alleged untrue statement or omission was corrected in an amended or supplemented Registration Statement or prospectus and the Company had furnished copies thereof to the Person asserting such loss, liability, claim, damage, judgment or expense purchased the securities that are the subject thereof prior to the date of sale by such Selling Holder to such Person.

(b)           Indemnification by Selling Holders. Each Selling Holder shall severally (but not jointly) indemnify and hold harmless the Company, and each other Selling Holder, and each of their respective Affiliates, members, partners, directors, officers and employees (including each officer of the Company who signed the Registration Statement) and each Person, if any, who controls the Company, or any other Selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each of their respective representatives, against any and all losses, liabilities, claims, damages, judgments and expenses described in the indemnity contained in Section 2.09(a) (provided that any settlement of the type described therein is effected with the written consent of such Selling Holder) as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in a Registration Statement (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Selling Holder expressly for use in such Registration Statement (or any amendment thereto) or such prospectus (or any amendment or supplement thereto); provided, however, that an indemnifying Selling Holder shall not be required to provide indemnification in any amount in excess of the amount by which (x) the total price at which the Registrable Securities sold by such indemnifying Selling Holder and its Affiliates and distributed to the public were offered to the public exceeds (y) the amount of any damages which such indemnifying Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Company shall be entitled, to the extent customary, to receive indemnification and contribution from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any prospectus or Registration Statement.

(c)           Conduct of Indemnification Proceedings. Each indemnified party or parties shall give reasonably prompt notice to each indemnifying party or parties of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party or parties shall not relieve it or them from any liability which it or they may have under this indemnity agreement, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. If the indemnifying party or parties so elects within a reasonable time after receipt of such notice, the indemnifying party or parties may assume the defense of such action or proceeding at such indemnifying party’s or parties’ expense with counsel chosen by the indemnifying party or parties and approved by the indemnified party defendant in such action or proceeding, which approval shall not be unreasonably withheld; provided, however, that, if such indemnified party or parties reasonably determine that a conflict of interest exists and that therefore it is advisable for such indemnified party or parties to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to it or them which are different from or in addition to those available to the indemnifying party, then the indemnifying party or parties shall not be entitled to assume such defense and the indemnified party or parties shall be entitled to separate counsel (limited in each jurisdiction to one counsel for all indemnified parties under this Agreement) at the indemnifying party’s or parties’ expense. If any indemnifying party or parties are not so entitled to assume the defense of such action or do not assume such defense, after having received the notice referred to in the first sentence of this paragraph, the indemnifying party or parties will pay the reasonable fees and expenses of counsel for the indemnified party or parties (limited in each jurisdiction to one counsel for all indemnified parties under this Agreement). In such event, however, no indemnifying party or parties will be liable for any settlement effected without the written consent of such indemnifying party or parties (which consent shall not be unreasonably withheld or delayed); provided, however, that if at any time an indemnified party or parties shall have requested an indemnifying party or parties to reimburse the indemnified party or parties for fees and expenses of counsel as contemplated by this paragraph, the indemnifying party or parties shall be liable for any settlement of any proceeding effected without the written consent of such indemnifying party or parties if (x) such settlement is entered into more than 15 business days after receipt by such indemnifying party or parties of the aforesaid request accompanied by supporting documents reasonably satisfactory to the indemnifying party or parties and (y) such indemnifying party or parties shall not have reimbursed the indemnified party or parties in accordance with such request prior to the date of such settlement. If an indemnifying party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this paragraph, such indemnifying party or parties shall not, except as otherwise provided in this Section 2.09(c), be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action or proceeding.

(d)           Contribution. (i) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section 2.09 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms in respect of any losses, liabilities, claims, damages, judgments and expenses suffered by an indemnified party referred to therein, each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages, judgments and expenses in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and of the liable Selling Holders (including, in each case, that of their respective officers, directors, employees and agents), on the other, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages, judgments or expenses, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the liable Selling Holders (including, in each case, that of their respective officers, directors, employees and agents), on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by or on behalf of the Selling Holders, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, liabilities, claims, damages, judgments and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 2.09(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

(ii)           The Company and each Selling Holder agree that it would not be just and equitable if contribution pursuant to this Section 2.09(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in sub-paragraph (i) above. Notwithstanding this Section 2.09(d), in the case of distributions to the public, an indemnifying Selling Holder shall not be required to contribute any amount in excess of the amount by which (A) the total price at which the Registrable Securities sold by such indemnifying Selling Holder and its Affiliates and distributed to the public were offered to the public exceeds (B) the amount of any damages which such indemnifying Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(iii)          For purposes of this Section, each Person, if any, who controls a Selling Holder within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such Selling Holder; and each director of the Company, each officer of the Company who signed the Registration Statement, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, shall have the same rights to contribution as the Company.

ARTICLE III

MISCELLANEOUS PROVISIONS

SECTION 3.01     Termination.  This Agreement (other than Section 2.07 and Section 2.09) will terminate on the date on which all Shares cease to be Registrable Securities.

SECTION 3.02     Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (a) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (b) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, or (c) immediately upon delivery by hand or by facsimile or email (with a written or electronic confirmation of delivery), if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next Business Day, in each case to the intended recipient as set forth below:

If to the Company, addressed to it at:

Sonus Networks, Inc.
4 Technology Park Drive
Westford, MA 01886
Tel: (978) 614-8100
Fax: 978 614-8101
Attention:	Jeffrey M. Snider
Email:	jsnider@sonusnet.com

with a copy to (for information purposes only):

Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, MA 02109
Tel: (617) 526-6000
Fax: (617) 526-5000
Attention:	Jay E. Bothwick
Joseph B. Conahan
Email:	Jay.Bothwick@wilmerhale.com
Joseph.Conahan@wilmerhale.com

If to any Stockholder, addressed to it at:

The address for such Stockholder reflected in the stock record books of the Company

SECTION 3.03     Severability.  If any provision (or part thereof) of this Agreement is invalid, illegal or unenforceable, that provision (or part thereof) will, to the extent possible, be modified in such a manner as to be valid, legal and enforceable but so as to retain most nearly the intent of the parties as expressed herein, and if such a modification is not possible, that provision (or part thereof) will be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions (or parts thereof) of this Agreement will not in any way be affected or impaired thereby. If any provision (or part thereof) of this Agreement is so broad as to be unenforceable, the provision (or part thereof) shall be interpreted to be only so broad as is enforceable.

SECTION 3.04     Entire Agreement.  This Agreement, and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto.  No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

SECTION 3.05     Amendments.  Any provision of this Agreement may be amended if, and only if, such amendment is in writing and signed by the Company and the OEP Stockholders; provided that (a) any amendment that would have a material adverse effect on a Stockholder relative to the OEP Stockholders shall require the written consent of that Stockholder and (b) this Section 3.05 may not be amended without the prior written consent of the Stockholders (other than the OEP Stockholders) holding a majority of the outstanding Registrable Securities of such Stockholders.

SECTION 3.06     Waivers.  Except as provided in this Agreement, no action taken pursuant to this Agreement, including any investigation by or on behalf of any party, or delay or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default hereunder by any other party shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement.  The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

SECTION 3.07     Assignment.  No Stockholder shall assign any of its rights under this Agreement, in whole or in part, to any Person, without first obtaining the prior written consent of the Company; provided, that, without the consent of the Company, a Stockholder may assign its rights under this Agreement with respect to any Registrable Securities to any Permitted Transferee of such Registrable Securities who executes a Joinder Agreement prior to or concurrently with the Transfer of such Registrable Securities to such Permitted Transferee, and any assignment in contravention hereof shall be null and void. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and assigns.

SECTION 3.08     Benefit.  Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

SECTION 3.09     Governing Law; Consent to Jurisdiction.  This Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.  Each of the parties hereby irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) (collectively with Delaware Court of Chancery, the “Delaware Courts”).  Each of the parties hereto further agrees not to commence any litigation relating to this Agreement except in the Delaware Courts, waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum.  EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY MATTER ARISING OUT OF THIS AGREEMENT AND, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY DEFENSE OR OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY PROCEEDING UNDER THIS AGREEMENT BROUGHT IN THE DELAWARE COURTS AND ANY CLAIM THAT ANY PROCEEDING UNDER THIS AGREEMENT BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

SECTION 3.10     Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.  Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

SECTION 3.11     Enforcement of Agreement.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or if this Agreement was otherwise breached and that monetary damages, even if available, would not be an adequate remedy hereunder.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware Court without proof of actual damages and each party hereto waives any requirement for the securing or posting of any bond in connection with such remedy, this being in addition to any other remedy to which they are entitled at law or in equity.  The parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Applicable Law or in equity for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for such breach.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their authorized representatives as of the date first above written.

Sonus Networks, Inc.

By:	/s/ Raymond P. Dolan
Name: Raymond P. Dolan
Title: President and CEO

[Signature Page to Registration Rights Agreement]

HERITAGE PE (OEP) II, L.P.

By:	/s/ Richard W. Smith
Name:	Richard W. Smith
Title:	President

HERITAGE PE (OEP) III, L.P.

By:	/s/ Richard W. Smith
Name:	Richard W. Smith
Title:	President

[Signature Page to Registration Rights Agreement]

EXHIBIT A

Joinder Agreement

By execution of this signature page, [               ] hereby agrees to become a party to, and to be bound by the obligations of a Stockholder, and receive the benefits of a Stockholder, under that certain Registration Rights Agreement, dated as of [ • ], 2017, by and among Solstice Sapphire Investments, Inc., a Delaware corporation, Heritage PE (OEP) II, L.P., a Cayman Islands exempted limited partnership, Heritage PE (OEP) III, L.P., a Cayman Islands exempted limited partnership, and the other Stockholders who become parties thereto from time to time, as amended from time to time thereafter.

[NAME]

By:
Name:
Title:

Notice Address: